Exhibit 10.10

Certain information has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K because such information (i) is not material and (ii) is the type of information the registrant treats as private or confidential. Information that has been so redacted from this exhibit has been marked with “[***]” to indicate the omission.

Our Ref: APP/G/O/01/2

26 March 2020

Medika Natura Sdn. Bhd.

[Registration No. [***]]

[***].

Dear Sirs,

Letter of Grant in the sum of RM950,000/- under High Value Added And Complex Product Development Program

We, Malaysian Industrial Development Finance Berhad [Registration No. [***]], a mandated agency of the Ministry of International Trade and Industry (“MITI”), have been appointed to facilitate the disbursement of Grant under the High Value Added and Complex Product Development and Market Program (“the Program”), a new funding program under the 11th Malaysia Plan (RMK-11) to eligible applicants.

We are pleased to advise that MITI has approved the Grant to your Institution based on the terms and subject to the conditions set out below:

1.	Grant amount:	Grant of RM950,000/- under the Market Development Program (“Program”.

2.	Purpose of the Grant:	Production Facilities to Produce High Quality Standardized Herbal Extracts [Active Pharmaceutical Ingredient (API) and standardized herbal extract of Kacip Fatimah (SKF7 ™)] (hereinafter referred to as the “Project”)

3.	Availability Period:	Disbursement of the Grant shall be made within the completion date of the each predetermined Milestone and deliverables approved by MITI as per Appendix A/I, Appendix A/II and Appendix B attached herewith.

You may submit your request in writing to MITI for an extension of the availability period. MITI may at their absolute discretion grant further extension of time for compliance as it deems fit.

		NOTE:	If there is any portion of the Grant/Matching Grant which remains unutilized by the expiry of the availability period/ in the event extension period is granted, MIDF at MITI’s behest may recall and cancelled the said unutilized portion.

Malaysian Industrial Development Finance Berhad Registration Number: [***] [***], Telephone: [***] Facsimile: [***] Website: [***]

[***]

4.	Disbursement:

A.	Disbursement shall be by way of Reimbursement basis only. You shall provide to MIDF your request in writing for disbursement based on the predetermined milestone and deliverables as per Appendix A/I, Appendix A/II and Appendix B against the presentation of invoices and receipts, testing report, performance report and/or other documentary evidence satisfactory to MIDF:

(i)	This Letter of Award is duly accepted by your authorized signatories and duly stamped;

(ii)	Submission of your company constitutional documents, resolutions of accepting the terms and conditions of this Letter (where applicable);

(iii)	All relevant searches have been conducted and the results thereof are satisfactory to the MIDF;

(iv)	Showing the completion of the milestone / deliverables, purchase, arrival and delivery of the equipment to you and the payments made thereof with documentary evidence satisfactory to MIDF;

Note: such documentary evidence to be submitted shall not be more than a 3 month period from the date of your written request to MIDF; and

Note: The above conditions for disbursement are not exhaustive and shall be subjected to such other conditions as may be required by MIDF or as may be requested by MITI.

5.	Other Terms & Conditions:

(a)	You shall not utilize any part of the Grant raised from the Program to grant as advance or loans to your directors or shareholders or any related corporation/institution;

(b)	You shall respond in a timely manner to any queries/ suggestions / advice given or required by MIDF/MITI related to the Project;

(c)	All reports, drawings, blue prints in pursuant to this Project and other data which are confidential in nature shall be disclosed and delivered to MITI;

(d)	(i)	Within 6 months from completion of the Project or any extension of period as approved by MITI, you shall register the copyright and all other proprietary rights whatsoever gained through the Program which includes deliverables, all reports, information, data and other material compiled, prepared, developed or supplied by you under the Project, other than proprietary rights which vest in third parties and shall be the sole property of the Government. The proprietary rights in the Project Program shall vest in the Government free and clear of all liens, claims and encumbrances of the Project Program and related materials or documents as stated earlier herein;

(ii)	You shall fully indemnify the Government against any claim for the infringement of any patent, copyrights or registered designs by the use of any Deliverables specified in Appendix A/II which are supplied under the Letter and against all costs and damages which the Government may incur in any action for such infringement or for which the Government may become liable in any such action; and

(iii)	If the Government’s use or possession of the said Deliverables are likely to constitute an infringement, then you shall promptly and at your own costs and expenses procure for Government the right to continue using and possessing the Deliverables or modify or replace the Deliverables so as to avoid the infringement (in which event you shall compensate the Government for the amount of any direct loss or damage sustained or incurred by the Government during such modification or replacement).

(e)	comply with the relevant present law, statutes and regulations affecting the Project including safety standards and/or requirements and labor and immigration laws in respect of the engagement of non-citizens under this Agreement or the conduct of your employees or agents during the implementation of the Program;

(f)	keep detailed records of the implementation of the Project and shall make these records available upon request for inspection by MIDF/MITI. You shall provide to MIDF/MITI a comprehensive MONTHLY report and information in respect of the Project undertaken as and when requested by MIDF/MITI;

(g)	where applicable and at your own costs, submit and sign application to the appropriate governmental departments, local authorities or any other authorities for all and any licenses, permissions and consents as may be required by Act of Parliament, order or statutory instrument, regulations, by-law or otherwise in connection with the Project;

(h)	safeguard and protect the interest of the Government and take all necessary actions and steps to prevent any abuse or uneconomical use of facilities made available by the Government to you;

(i)	use best endeavor to procure that so far as may be practicable for the Project to commence, continue and completed by or on the scheduled periods and is implemented in good order;

(j)	notify MIDF/MITI immediately of any problem and/or accident that may occur and/or occurred during the course of carrying out the Project and furnish a report in relation thereto as soon as possible;

(k)	nominate any of your employees to liaise, coordinate, monitor, supervise and be in charge of communication and interaction with MIDF/MITI in respect to this Letter; and

(l)	carry out any other obligation necessary for the effective implementation of this Project.

6.	Effect of Letter of Award:

All terms and conditions stated herein shall be binding contract and is deem conclusive and can be enforceable by either parties notwithstanding no further agreement(s) are not executed here forth. You hereby agree that any decision by MIDF and/or the Government with the advice from MIDF shall be deem final and conclusive and shall be not be open to any challenged whatsoever. Notwithstanding the above, any dispute shall be settled amicably though consultation and further subject to the effect of the Clauses below.

7.	Cancellation/Withdrawal/Termination of Approval of Facility:

(a)	MIDF shall reserve the right to review, discontinue provide/terminate this Facility at any time by a notice in writing to you if:-

(i)	in the event the Grant or any part thereof is not utilized for its intended purposes; or

(ii)	there is any change of circumstances which makes it improbable in MITI/MIDF’s opinion that the purpose of the Grant can be carried out or that you will be able to observe and perform the terms of this Letter of Award or the covenants and obligations on your part to be observed and performed under this Letter of Award;

(iii)	any representation or warranty made by you or any document delivered by you are found to be incorrect, false or misleading;

(iv)	there has been concealment or withholding of material facts by you for the purpose of obtaining the Facility;

(v)	there is litigation, arbitration or other proceedings current, pending or threatened against you;

(vi)	there are variations to the terms of this Letter of Award and the variations are not accepted by you;

Whereupon, MIDF shall at MITI’s behest shall terminate any unutilized/undrawn portion of the Facility granted within thirty (30) days from the notification date.

(b)	Termination on corruption

(i)	Without prejudice to any other rights stated herein, if MIDF is satisfied that any of your personnel, servants, agents employees is or are involved in corruption any way, MIDF shall be entitled to terminate this Facility at any time by giving immediate written notice to that effect to you.

(ii)	Upon such termination, you shall indemnify MIDF/MITI/Government against all losses, cost, damages and expenses including any incidental costs and expenses incurred by MIDF/Government arising from such termination; and

(c)	MIDF also shall reserve the right to terminate or cancel the whole or any part of the Facility and/or cancel the unutilized/undrawn balance of the Facility by a notice in writing to you, if the extension of funds of the Program is terminated by MITI and/or Government of Malaysia for any reason whatsoever.

(d)	If the Facility or any part thereof granted to you need to be recovered by any process of law or by MIDF’s solicitors as instructed by MITI, all legal fees and expenses related thereto including but not limited to any other costs, loss or expense, professional fees incurred as a consequence thereof shall be fully borne by you and/or Guarantor(s).

8.	Force Majeure:

(a)	Notwithstanding any provision contained herein, MIDF shall not be liable to you for any failure on the part of MIDF to fulfill any terms of this Letter of Award or the other terms and condition imposed hereafter by the Government or any claim in respect of any loss, damage or injury in earnings, profit, goodwill or business caused directly or indirectly or other fault if such failure is caused by force majeure or by circumstances beyond the reasonable control of MIDF, including but not limited to any fire, earthquake, flood, epidemic, accident, explosion, casualty, lockout, riot, action or inaction of any governmental or local authority, strike, boycott, blockade, act of God, act of public enemy, natural catastrophe, embargo, war or civil disturbance; and

(b)	For the avoidance of doubt the Parties shall continue to perform those parts of those obligations not affected, delayed or interrupted by an Event of Force Majeure and shall, pending the outcome of Clause 13 and 14 below continue to be in full force and effect.

9.	Indemnity:

(a)	You shall perform all the obligations under this terms and conditions at your own risk and releases, to the fullest extent permitted by law, MIDF and their agents and servants from all claims and demand of every kind resulting from any accident, damage, injury or death arising from the carrying out of the Program and the MIDF shall have no responsibility or liability whatsoever in relation to such accident, damage, injury or death.

(b)	You shall indemnify and keep indemnified MIDF from and against all actions, suits, claim or demands, proceeding, losses, damages, compensation, costs (including legal cost), charges and expenses whatsoever to which MIDF shall or may be or become liable in respect of or arising from:

(i)	the negligent use, misuse or abuse by you or your personnel, servants, agents or employees appointed by you; or

(ii)	any loss or damage to property or injury of whatsoever nature or kind and howsoever or wherever sustained or caused or contributed to by carrying out of the Program by MIDF to any person and not caused by the negligence or willful act, default or omission of the MIDF, its agents or servants; or

(iii)	any loss, damage or injury from any cause whatsoever to property or person affected by the Program to the extent to which the same is occasioned or contributed to by the act, omission or contributed to by the act, omission, neglect, breach or default by you or of your personnel, servants, agents or employees.

10.	Monitoring Evaluation Committee:

MIDF and/or Monitoring Evaluation Committee of MITI will monitor and conduct an evaluation of operations under this grant, which may include a visit from the Foundation Directors or other personnel to observe your organization’s program, discuss the program with your organization’s personnel, and review financial and other records and materials connected with the activities financed by this grant. You shall ensure auditing of granted funds received as part of your regular annual audit, which may be conducted internally or through an independent audit professionals.

11.	Personal Data Protection:

You shall further authorize and agree that MIDF at its absolute discretions may obtain, use, retain, disclose, share, match, and/or transfer all or any part of the Personal Data in anyway, method and/or duration whatsoever either within and/or outside Malaysia to, from or with any of MIDF’s shareholders, subsidiaries, related parties, officers, employees, agents, advisors, service providers, third parties or independent contractors, counter parties, any credit reporting/rating bureau or agency, Bank Negara Malaysia, financial institutions and/or other entities which MIDF deems necessary as follows:

(a)	to comply with all applicable laws, rules, regulations, guidelines, other legal requirements and/to litigate, defend or respond accordingly to an actual or potential lawsuit including queries involving regulatory and non-regulatory bodies; or

(b)	generally to protect its best interest, rights and properties and/or to ensure the technical competence and functioning of its operations and systems including but not limited to credit evaluation / rating / references, risk management, audit, debt collection, legal process and/or its financial position.

12.	Dispute resolution:

(a)	If any matter, dispute, controversy or claim arising out of or relating to this Letter, or the breach or termination hereof which cannot be agreed upon by the Parties or which cannot be settled amicably by the Parties, the matter, dispute, controversy or claim shall be referred to an arbitrator to be agreed between the Parties, and failing such agreement, to be nominated on the application of either Party hereto by the Director General of the Regional Centre for Arbitration in Kuala Lumpur (hereinafter referred to as the “KLRCA”) and such reference shall be deemed to be a submission to arbitration within the meaning of the Arbitration Act 2005 [Act 646].

(b)	The decision of the arbitrator shall be final and binding on each of the Parties. Each of the Parties shall bear its own cost of the arbitration proceedings.

13.	Stamp Duties, Legal Fees and Incidental Expenses:

(a)	You are strongly advised to seek independent legal representation regarding this contract and in the event of acceptance of the terms and conditions stated herein we hereby acknowledges that you have been advised and have obtained independent legal advice on the acceptance of the above Letter of Award; and

(b)	All incidental expenses (which may include legal expenses (if any) in connection with the preparation, stamping and registration of the letter shall be payable by you. All terms and conditions stated herein shall be binding contract and is deem conclusive and can be enforceable by either parties notwithstanding no further agreement(s) are not executed here forth.

14.	Law:

This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the parties hereto hereby submit to the jurisdiction of the Courts in Malaysia in all matters connected with the obligations and liabilities of the parties under this Agreement.

15. Entire Agreement:

You acknowledge and agree that this award represents with respect to the subject matter addressed herein. The terms of this Agreement may be modified only in writing duly signed by duly authorized representatives of MIDF and you with the concurrence from MITI.

Should you wish to accept our award on the aforesaid terms, please signify your acceptance by signing the duplicate copy of this Letter of Award and returning the same to us within 14 days from the date hereof.

Yours faithfully,

for MALAYSIAN INDUSTRIAL DEVELOPMENT FINANCE BERHAD

/s/ [***]
[***]

[***]

ACCEPTANCE PAGE

We, Medika Natura Sdn Bhd [Registration No. [***]], hereby accept your offer on the terms above stated and hereby authorise MIDF to disclose all information and particulars of our Company and this Grant to the relevant parties under the Program. We also enclose herewith our Board of Directors’ Resolution accepting the same.

The execution of this instrument by	)
Medika Nature Sdn. Bhd.	)
[Registration No. [***]]	)
)
was duly effected in a manner authorized by	)
its Constitution under its Common Seal	)
which said Common Seal was hereunto duly	)
affixed in the presence of:-)
)

Director	Director/Secretary
Name:	Name:
NRIC No:	NRIC No:

APPENDIX A/I

[OMMITTED]

APPENDIX A/II

KEY ACTIVITIES AND MILESTONES FOR YEAR 2020

[OMMITTED]

APPENDIX B

DELIVERABLES FOR YEAR 2020/2021

[OMMITTED]